Exhibit 10.1

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT (this “Agreement”) is dated as of February 6, 2009, by and between ELANDIA INTERNATIONAL INC., a Delaware corporation (the “Company”) and STANFORD INTERNATIONAL BANK LTD., an Antiguan banking corporation (“Stanford”).

RECITALS

WHEREAS, the Company and Stanford entered into that certain Credit Agreement, dated as of July 21, 2008, as amended by (i) that certain First Amendment to Credit Agreement dated as of September 5, 2008, (ii) that certain Fourth Amendment to Preferred Stock Purchase Agreement and Second Amendment to Credit Agreement dated as of September 17, 2008 and (iii) that certain Third Amendment to Credit Agreement dated as of November 14, 2008 (the foregoing amendments together with the original Credit Agreement, collectively, the “Credit Agreement”), whereby Stanford committed to loan the Company up to $40,000,000 on the terms and conditions set forth in the Credit Agreement;

WHEREAS, an amount equal to $12,000,000 has been funded under the Credit Agreement and, together with accrued interest thereon, is currently outstanding under the Credit Agreement;

WHEREAS, pursuant to the terms of the Credit Agreement, Stanford is required to fund the balance of the amount committed under the Credit Agreement during February and March 2009;

WHEREAS, as of the date hereof, the Company has agreed to amend the Credit Agreement in order to, among other things, terminate Stanford’s obligation to fund any further amounts thereunder subject to the terms and conditions set forth herein and in a Fourth Amendment to Credit Agreement to be entered into by the Company and Stanford;

WHEREAS, in partial consideration of the Company agreeing to the foregoing amendment of the Credit Agreement, Stanford has agreed to (i) convert and exchange $12,000,000 representing all amounts of principal outstanding under the Credit Agreement (the “Converted Debt”) into 1,777,778 shares of Series B Convertible Preferred Stock of the Company (the “Series B Preferred Stock”) in accordance with the terms and conditions set forth herein, and (ii) cancel any accrued and unpaid interest outstanding on such principal amount;

WHEREAS, as additional consideration of the Company agreeing to the foregoing amendment to the Credit Agreement, Stanford has agreed to surrender for cancellation by the Company 16,148,612 shares of the common stock of the Company, par value $0.00001 (the “Common Stock”) as a result of which Stanford shall beneficially own no more than 49.9% of the issued and outstanding Common Stock of the Company;

WHEREAS, the Company desires to provide an option to Stanford (the “Option”) to purchase 592,593 shares of Series B Preferred Stock for an aggregate purchase price of $4,000,000 in accordance with the terms and conditions set forth herein;

WHEREAS, Stanford desires to place all of its shares of Common Stock and Series B Preferred Stock with a voting trustee subject to the terms and conditions to be set forth in a voting trust agreement as contemplated hereby;

WHEREAS, as a result of the transactions contemplated hereby, the Executive Employment Agreement of Pete R. Pizarro, the Chief Executive Officer of the Company (“Pizarro”) shall be amended as provided herein (the “Pizarro Amendment”);

WHEREAS, it is a material inducement to Stanford’s entering into this Agreement for Pizarro and the Company to enter into the Pizarro Amendment; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (acting on the recommendation of an independent compensation advisor) has (i) determined that the Pizarro Amendment is advisable, (ii) determined that the Pizarro Amendment and the transactions contemplated thereby, including the additional compensation to be provided to Pizarro, are fair to and in the best interests of the Company, and (iii) approved the Pizarro Amendment and the transactions contemplated thereby.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Amendment to Credit Agreement. Upon the execution of this Agreement, the parties shall execute a Fourth Amendment to Credit Agreement (the “Fourth Amendment”), in the form attached as Exhibit “A” hereto, pursuant to which, among other things: (a) all obligations and commitments of Stanford to fund any further amounts under the Credit Agreement shall be terminated; and (b) all Loan Documents (as such term in defined in the Credit Agreement) shall be cancelled with no further force and effect. Upon execution of the Fourth Amendment, Stanford shall tender for cancellation all original promissory notes, guaranties and security and pledge agreements executed by the Company in connection with the Credit Agreement. In addition, the parties shall enter into a Termination Agreement, in the form attached as Exhibit “B” hereto, pursuant to which all registration rights agreements executed by the Company in favor of Stanford shall be terminated with no further force and effect.

2. Conversion and Exchange. Stanford hereby agrees, subject to the issuance of the Series B Preferred Stock as provided in Section 3 below and the tendering by Stanford of the promissory note(s) evidencing the Converted Debt, to convert the Converted Debt into the Series B Preferred Stock concurrent with the execution of this Agreement (the “Conversion Time”). Upon the issuance of the Series B Preferred Stock, the Converted Debt shall automatically be cancelled and retired and shall cease to exist, and the holder of any note that, immediately prior to the Conversion Time, represented issued and outstanding Converted Debt shall cease to have any rights with respect thereto, including any claims for any default occurring or other liability arising prior to the Conversion Time, except the right to receive, upon the surrender of such note, the Series B Preferred Stock contemplated hereby.

3. Issuance of Series B Preferred Stock. At the Conversion Time, the Company shall, and hereby agrees to issue one or more stock certificates evidencing the Series B Preferred Stock which stock shall be initially registered in the name of Stanford, and transferred to the trustee on the date hereof pursuant to the Voting Trust Agreement among Stanford, the Company and Pete Pizarro. The Series B Preferred Stock shall have the terms set forth in the Amended and Restated Certificate of Designations, Rights and Preferences of the Series B Preferred Stock in the form attached as Exhibit “C” hereto (the “Amended and Restated Certificate of Designation”). Simultaneously with the execution hereof, the Board of Directors of the Company shall cause the Company’s certificate of incorporation to be amended to incorporate the terms and provisions of the Amended and Restated Certificate of Designation.

4. Surrender of Common Stock. Upon the execution of this Agreement, Stanford shall surrender and deliver to the Company for cancellation stock certificates, along with duly endorsed stock powers, evidencing 16,148,612 shares of Common Stock. Immediately following such surrender, the Company certifies that Stanford will beneficially own 49.9% of the outstanding Common Stock of the Company.

5. Option to Purchase Series B Preferred Stock. Upon the execution of this Agreement, the Company shall issue an option to Stanford in the form attached as Exhibit “D” hereto (the “Option”) pursuant to which the Company shall grant to Stanford an option to purchase 592,593 shares of Series B Preferred Stock for an aggregate purchase price of $4,000,000 in accordance with the terms and conditions set forth therein. The Option shall be exercisable at any time, upon written notice to the Company, on or prior to March 31, 2009. In the event that the Option is not fully exercised by Stanford, then the Conversion Rate for the Series B Preferred Stock shall be immediately adjusted as set forth in the Amended and Restated Certificate of Designation.

6. Voting Trust Agreement. Upon the execution of this Agreement, Stanford shall execute a Voting Trust Agreement in the form of Exhibit “E” attached hereto pursuant to which Stanford shall place all shares of Common Stock and Series B Preferred Stock that it currently owns into a voting trust and such shares shall be subject to the provisions set forth therein.

7. Amendment to Pizarro Employment Agreement. Upon the execution of this Agreement, the Company and Pete R. Pizarro, the Company’s Chief Executive Officer, shall enter into an Amendment to Executive Employment Agreement in the form of Exhibit “F” attached hereto.

8. Representations and Warranties of the Company. The Company represents and warrants to Stanford as follows:

a. Corporate Existence and Power. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where such qualification or license is necessary. The Company has the power to enter into and perform this Agreement and the other documents contemplated hereby, and such documents when duly executed and delivered for value will, constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

b. Authority. The making and performance by the Company and the additional documents pursuant hereto, has been duly authorized by all necessary legal action of the Company, and does not and will not violate any provision of law or regulation, or any writ, order or decree of any court, governmental, regulatory authority or agency, and does not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company, pursuant to any instrument or agreement to which the Company is a party or by which the Company or its properties may be bound or affected.

c. Concerning the Common Stock, the Preferred Stock and the Option. The Series B Preferred Stock, the Option (and the Series B Preferred Stock issuable pursuant thereto) and the Common Stock issuable upon conversion of the Series B Preferred Stock when issued and delivered and paid for in compliance with the provisions of this Agreement, are and shall be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such a holder.

d. Opinion of Financial Advisor. The Board of Directors of the Company has received the written opinion of a financial advisor to the effect that, as of the date of such opinion, the terms of the transactions contemplated hereby are fair, from a financial point of view, to the Company’s stockholders.

9. Representations and Warranties of Stanford. Stanford represents and warrants to the Company as follows:

a. Corporate Existence and Power. Stanford is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where such qualification or license is necessary. Stanford has the power to enter into and perform this Agreement and the other documents contemplated hereby, and such documents when duly executed and delivered for value will, constitute the legal, valid and binding obligations of Stanford enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

b. Authority. The making and performance by Stanford and the additional documents pursuant hereto, has been duly authorized by all necessary legal action of Stanford, and does not and will not violate any provision of law or regulation, or any writ, order or decree of any court, governmental, regulatory authority or agency, and does not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Stanford, pursuant to any instrument or agreement to which Stanford is a party or by which Stanford or its properties may be bound or affected.

c. Investment Purpose. Stanford is acquiring the Series B Preferred Stock, the Option and the shares of Common Stock of the Company issuable upon the conversion of any Series B Preferred Stock (collectively, the “Securities”), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the “Securities Act”).

d. Accredited Investor Status. Stanford is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act. Stanford has not been formed solely for the purpose of acquiring the Series B Preferred Stock or other Securities.

e. Reliance on Exemptions. Stanford understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Stanford’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Stanford set forth herein in order to determine the availability of such exemptions and the eligibility of Stanford to acquire such Securities.

f. Transfer or Resale. Stanford understands that the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned, pledged, hypothecated or transferred unless (A) subsequently registered thereunder, (B) Stanford shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Securities may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Stanford provides the Company with such documents and certificates as the Company may reasonably request to demonstrate to its satisfaction that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto).

g. No General Solicitation. Stanford is not acquiring the Securities as a result of any advertisement, article, notice or other communication regarding any Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

h. Adequate Information. Stanford is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire the Securities.

i. Sophistication and Experience. Stanford, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment.

j. Ability to Bear Risk. Stanford is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

k. Legend. Stanford understands that the stock certificates representing the Securities shall bear a restrictive legend in substantially the following form (or another legend substantially in such form as the transfer agent for the Company may from time to time use generally on certificates evidencing restricted securities of the Company):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws. Such securities have been acquired for investment and may not be offered for sale, sold, transferred or assigned in the absence of an effective registration statement or an opinion of counsel, in a form reasonably satisfactory to the issuer, that registration is not required under said Act or applicable state securities laws.”

10. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

If to the Company:	eLandia International Inc.
133 Sevilla Avenue
Coral Gables, Florida
Attention: Pete R. Pizarro
Telephone: 305-415-8830
Facsimile: 786-413-1913

With a copy to:	Carlton Fields P.A.
4000 International Place
100 SE 2nd Street
Miami, Florida 33131
Attention: Seth P. Joseph
Telephone: 305-530-0050
Facsimile: 305-530-0055

If to Stanford:	Stanford International Bank Ltd.
No. 11 Pavilion Drive
St. John’s, Antigua
West Indies
Attention: James M. Davis, Chief Financial Officer
Telephone: 901-680-5260
Facsimile: 901-680-5265

With a copy to:	Akerman Senterfitt
One S.E. 3rd Avenue, 28th Floor
Miami, Florida 33131
Attention: Carl Roston
Telephone: 305-374-5600
Facsimile: 305-349-4799

11. Governing Law; Jurisdiction. This Agreement shall be governed in all respects by the laws of the State of Florida. All suits, actions or proceedings arising out of, or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in any federal or state court of competent subject matter jurisdiction sitting in Miami-Dade County, Florida.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. This Agreement may be delivered by facsimile, and facsimile signatures shall be treated as original signatures for all applicable purposes.

13. Entire Agreement. This Agreement and the documents contemplated hereby constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

14. Amendment; Waiver. This Agreement and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. This Agreement may be amended only by a writing executed by all parties hereto.

15. Further Assurances. At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property interests transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

[Signatures Begin on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ELANDIA INTERNATIONAL INC.

By:	/s/ Pete R. Pizarro
Pete R. Pizarro
Chief Executive Officer

STANFORD INTERNATIONAL BANK LTD.

By:	/s/ James M. Davis
James M. Davis
Chief Financial Officer